 Exhibit 99.1

Hyatt Announces Agreement to Sell Playa’s Owned Real Estate Portfolio to Tortuga for $2.0 Billion

CHICAGO, IL (June 30, 2025) — Hyatt Hotels Corporation (the “Company”) (NYSE: H), announced today that it has entered into a definitive agreement to sell the entirety of Playa’s owned real estate portfolio, acquired from Playa on June 17, 2025, for $2.0 billion to Tortuga Resorts (“Tortuga”), a joint venture between an affiliate of KSL Capital Partners, LLC and Rodina. Hyatt can achieve up to an additional $143 million earnout if certain operating thresholds are met. The real estate transaction is expected to close before the end of 2025 and is subject to regulatory approval in Mexico and other customary closing conditions.

The real estate portfolio includes 15 all-inclusive resort assets located across Mexico, the Dominican Republic, and Jamaica. Concurrent with the real estate sale, Hyatt and Tortuga will enter into 50-year management agreements for 13 of the 15 properties, with terms consistent with Hyatt’s existing all-inclusive management fee structure, while the remaining two properties are under separate contractual arrangements. Hyatt will retain $200 million of preferred equity in connection with the real estate transaction.

Following the sale of the real estate portfolio, Hyatt’s net purchase price for Playa’s asset-light management business is approximately $555 million, net of gross proceeds from asset sales. Hyatt expects to earn $60 to $65 million of stabilized Adjusted EBITDA in 2027, inclusive of earnings from Unlimited Vacation Club and ALG Vacations, representing an implied multiple of 8.5x – 9.5x. The implied multiple would be further improved to the extent the earnout conditions are met.

“The planned real estate sale to Tortuga transforms the acquisition of Playa Hotels & Resorts into a fully asset-light transaction and increases Hyatt’s fee-based earnings,” said Mark Hoplamazian, President and Chief Executive Officer, Hyatt. “Hyatt has secured long-term, durable management agreements and the planned real estate sale demonstrates Hyatt’s commitment to its asset-light business model and ability to deliver value to shareholders that is accretive in the first full year.”

Upon completion of the real estate sale, Hyatt is required to use the proceeds to repay the delayed draw term loan used to fund a portion of the Playa acquisition and expects pro forma net leverage to be consistent with thresholds necessary to maintain its investment-grade credit profile.

A supplemental presentation with additional information about the planned transaction is attached to the Form 8-K filed today, and is available on Hyatt’s Investor Relations website, under the “Financials” section.

In connection with the transaction, BDT & MSD Partners is acting as lead financial advisor to Hyatt, with Berkadia serving as Hyatt’s real estate advisor. Latham & Watkins LLP is Hyatt’s legal advisor. Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Tortuga, and Simpson Thacher & Bartlett LLP is acting as Tortuga’s legal advisor.

The term “Hyatt” is used in this release for convenience to refer to Hyatt Hotels Corporation and/or one or more of its affiliates.

For further information:

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company guided by its purpose – to care for people so they can be their best. As of March 31, 2025, the Company's portfolio included more than 1,450 hotels and all-inclusive properties in 79 countries across six continents. The Company's offering includes brands in the Luxury Portfolio, including Park Hyatt®, Alila®, Miraval®, Impression by Secrets, and The Unbound Collection by Hyatt®; the Lifestyle Portfolio, including Andaz®, Thompson Hotels®, The Standard®, Dream® Hotels, The StandardX, Breathless Resorts & Spas®, JdV by Hyatt®, Bunkhouse® Hotels, and Me and All Hotels; the Inclusive Collection, including Zoëtry® Wellness & Spa Resorts, Hyatt Ziva®, Hyatt Zilara®, Secrets® Resorts & Spas, Dreams® Resorts & Spas, Hyatt Vivid Hotels & Resorts, Sunscape® Resorts & Spas, Alua Hotels & Resorts®, and Bahia Principe Hotels & Resorts; the Classics Portfolio, including Grand Hyatt®, Hyatt Regency®, Destination by Hyatt®, Hyatt Centric®, Hyatt Vacation Club®, and Hyatt®; and the Essentials Portfolio, including Caption by Hyatt®, Hyatt Place®, Hyatt House®, Hyatt Studios, Hyatt Select, and UrCove. Subsidiaries of the Company operate the World of Hyatt® loyalty program, ALG Vacations®, Mr & Mrs Smith, Unlimited Vacation Club®, Amstar® DMC destination management services, and Trisept Solutions® technology services.

About Tortuga Resorts

Tortuga Resorts was established to create the leading ownership company for premium beachfront resorts throughout top destinations in the Caribbean and Latin America. Tortuga Resorts’ current portfolio consists of 8 premier beach resorts, with approximately 2,900 rooms across 3 world-class destinations. Tortuga Resorts was formed by KSL Capital Partners, LLC, a leading global investor in travel and leisure businesses, and Rodina, a family office based in Mexico City with experience across various industries including hospitality, infrastructure, and technology.

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about the Company, Playa, the proposed Asset Sale Transaction, the expected timeline for completing the Asset Sale Transaction, 2027 stabilized Adjusted EBITDA estimates for Playa's asset-light management business, expected pro forma net leverage following completion of the Asset Sale Transaction, and expected outcomes of the proposed Asset Sale Transaction and involve known and unknown risks that are difficult to predict. As a result, the Company's actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as "may," "could," "expect," "intend," "plan," "seek," "anticipate," "believe," "estimate," "predict," "potential," "continue," "likely," "will," "would" and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and the Company's management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the effects that the announcement or pendency of the proposed Asset Sale Transaction may have on us, the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Purchase Agreement; the effects that any termination of the Share Purchase Agreement may have on us or our business; failure to successfully complete the proposed Asset Sale Transaction; legal proceedings that may be instituted related to the proposed Asset Sale Transaction; significant and unexpected costs, charges or expenses related to the proposed Asset Sale Transaction; inability to obtain regulatory or governmental approvals or to obtain such approvals on satisfactory conditions; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and pace of economic recovery following economic downturns; global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business; risks affecting the luxury, resort, and all-inclusive lodging segments; levels of spending in business, leisure, and group segments, as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy; the impact of global tariff policies or regulations; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters, weather and climate-related events, such as hurricanes, earthquakes, tsunamis, tornadoes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks; our ability to successfully achieve specified levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; declines in the value of our real estate assets; unforeseen terminations of our management and hotel services agreements or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates, wages, and other operating costs; foreign exchange rate fluctuations or currency restructurings; risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and manage the Unlimited Vacation Club paid membership program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business and licensing businesses and our international operations; and other risks discussed in the Company's filings with the SEC, including our annual reports on Form 10-K and quarterly reports on Form 10-Q, which filings are available from the SEC. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

For further information:

Hyatt Media Contact:

Franziska Weber

franziska.weber@hyatt.com

Hyatt Investor Contacts:

Adam Rohman

adam.rohman@hyatt.com

Ryan Nuckols

ryan.nuckols@hyatt.com

Tortuga Media Contact:

Kate Thompson / Erik Carlson / Kate Kelley

Joele Frank, Wilkinson Brimmer Katcher

Tortuga-JF@JoeleFrank.com